Hillman Announces Closing of $735 Million Term Loan B and $375 Million ABL Revolving Credit Facility

Successfully extends Term Loan B maturity to 2033 and ABL maturity to 2031

CINCINNATI, Ohio – July 22, 2026 – Hillman Solutions Corp. (Nasdaq: HLMN) (the "Company", “Hillman Group”, or "Hillman"), a leading provider of hardware and related products, announced the closing of the refinancing of its existing credit facilities, consisting of a new $735 million senior secured Term Loan B ("Term Loan B") and a $375 million asset-based revolving credit facility ("ABL Revolver").

Proceeds from the Term Loan B were primarily used to refinance the Company's existing term loan, repay amounts outstanding under its existing revolving credit facility, and pay related fees and expenses.

The Term Loan B matures in July 2033 and is currently priced at SOFR +200 basis points. The ABL Revolver, which currently has a zero balance, matures in July 2031 and is currently priced at SOFR +125 basis points. The pricing of both the Term Loan B and the ABL Revolver are consistent with the previous credit facilities.

"This refinancing meaningfully extends our debt maturity profile and enhances our financial flexibility,” said Jon Michael Adinolfi, Chief Executive Officer of Hillman. "It reflects the continued strength of our business and positions us well to invest in our core operations and pursue value-creating growth opportunities. These transactions give us a capital structure that supports our long-term strategic priorities including acquisitions."

Jefferies Finance LLC acted as Lead Left Arranger for the Term Loan B with U.S. Bank, BofA Securities, PNC Capital Markets LLC, and Fifth Third Bank, N.A. acting as Joint Lead Arrangers, and First Financial Bank also participating in the syndicate.

U.S. Bank acted as lead arranger and administrative agent for the ABL Revolver, with Bank of America, N.A., PNC Bank N.A., and Fifth Third Bank, N.A. acting as Joint Lead Arrangers, and First Financial Bank also participating in the syndicate.

About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Hillman is a leading provider of hardware and related products serving retail, pro distribution, and industrial MRO customers. Over the last 60-plus years, Hillman has built a legacy of service and growth by forming strategic partnerships with North America's leading home improvement, hardware, and farm and fleet retailers. Hillman differentiates itself from the competition with its dedicated field sales team of 1,200+ associates, direct-to-store distribution capabilities, and world class global sourcing and supply chain expertise. The company offers an extensive product portfolio of more than 111,000 SKUs, including fasteners (power screws, nuts, bolts), hardware (builder's hardware, door hardware, rope & chain, accessories), project gear & supplies (gloves, work gear, paint & cleaning sundries), and key and engraving services (key duplication, auto keys, and engraving). Hillman is committed to delivering exceptional customer service, innovative products, and dependable solutions to its customers and regularly earns vendor of the year recognition from top customers. For more information on Hillman, visit www.hillman.com.

Forward-Looking Statements
All statements made in this press release that are considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and statements relating to the Transaction, which may not be consummated on the terms described in this press release, or at all. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect our and our customers’, suppliers’ and other business partners’ operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including tariffs, raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; or (10) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed on February 17, 2026. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President – Corporate Development, Investor Relations, Treasury
513-826-5495
IR@hillmangroup.com